UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022

Mallinckrodt plc
(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland
(Address of principal executive offices)

+353 1 696 0000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On June 30, 2022, Stratatech Corporation, a wholly owned subsidiary of Mallinckrodt plc (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with Novartis Pharma AG (“Buyer”), pursuant to which the Company agreed to sell its Priority Review Voucher (“PRV”) to Buyer. The Company was awarded the voucher under a U.S. Food and Drug Administration (“FDA”) program intended to encourage the development of certain product applications for therapies used to treat or prevent material threat medical countermeasures. The Company received the PRV upon FDA approval of StrataGraft® (allogeneic cultured keratinocytes and dermal fibroblasts in murine collagen – dsat) for the treatment of adults with thermal burns containing intact dermal elements for which surgical intervention is clinically indicated (deep partial-thickness burns). Pursuant to the Purchase Agreement, Buyer agreed to pay: (a) $65 million to the Company, and (b) $35 million to the General Unsecured Claims Trustee pursuant to the terms of (i) that certain chapter 11 plan of reorganization (the “Plan”) as confirmed by an order of the United States Bankruptcy Court for the District of Delaware dated March 2, 2022 relating to, among others, Stratatech Corporation and the Company, and (ii) that certain General Unsecured Claims Trust Agreement entered into in connection with the Plan. Such amounts are payable in cash upon the closing of the sale, which occurred simultaneously with the parties entering into the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions subject to certain limitations.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Asset Purchase Agreement by and between Novartis Pharma AG and Stratatech Corporation dated June 30, 2022.*
104	Cover Page Interactive Data File (embedded within the inline XBRL document).
* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules (or similar attachments) have been omitted. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule (or similar attachment) upon request by the SEC. Pursuant to Item 601(a)(6) of Regulation S-K, certain personally identifiable information contained in this document, marked by brackets as [***] has been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC
(registrant)

Date:	June 30, 2022	By:	/s/ Mark J. Casey
Mark J. Casey
Executive Vice President & Chief Legal Officer